UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2022

Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, Horizon Global Corporation (the “Company”) announced that its Board of Directors (the “Board”) had appointed Jian James Zhou as the Company’s Chief Financial Officer, effective June 29, 2022.
Mr. Zhou, age 55, served as executive vice president, chief financial officer of Joyson Safety Systems, a global manufacturer and supplier of automotive safety products and systems, since February 2020. From March 2018 to September 2019, Mr. Zhou served as vice president & chief financial officer of Tesla China, a segment of Tesla Motors, Inc. now known as Tesla, Inc., a global manufacturer of electric vehicles, solar panels and batteries for cars and home power storage. Mr. Zhou served as vice president-finance & CFO - Asia Pacific & India of Ingersoll Rand Inc., a global manufacturer of residential, commercial and industrial air conditioners, compressors and services, from July 2014 to March 2018. From 1996 to 2014, Mr. Zhou held various financial management positions with General Electric Corporation and General Motors Corporation.
In connection with his appointment as Chief Financial Officer of the Company, Mr. Zhou will: (i) receive an annual base salary at the rate of $460,000.00; (ii) be eligible to receive an annual short-term cash incentive award (“STI Award”) based on the performance of the Company, which is targeted at 75% of his base salary for 2022; with a payout of 50% of his 2022 STI Award, or $172,500 guaranteed, payable on or before March 31, 2023; (iii) be eligible to receive an annual long-term incentive award under the Horizon Global Corporation 2020 Equity and Incentive Compensation Plan, as may be amended or restated from time to time, which has a target value of 110% of his base salary for 2022; and (iv) be eligible for participation in the Company’s Executive Severance/Change of Control Policy.
Dennis E. Richardville, the Company’s former Chief Financial Officer, will remain with the Company in a consulting role and continue to serve as the Company’s principal financial officer through the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter ending June 30, 2022. The Company has entered into a separation and consulting agreement with Mr. Richardville, pursuant to which he will receive one year’s base salary and continued health care benefits. Mr. Richardville will receive a one-time payment of $50,000 for providing consulting services to assist with the Company’s transition to the new Chief Financial Officer through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	June 29, 2022	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary